Exhibit 99.1
Suite 3000 John Hancock Center
875 North Michigan Avenue
Chicago, IL 60611
phone 312-255-5000
fax 312-255-6000
www.diamondconsultants.com
News Release
FOR IMMEDIATE RELEASE
Investor Contact:
Margaret Boyce
312-255-5784
margaret.boyce@diamondconsultants.com
Media Contact:
David Moon
312-255-4560
david.moon@diamondconsultants.com
DIAMOND REPORTS FIRST QUARTER FISCAL YEAR 2010 RESULTS
First Quarter Net Revenue Increased 6% Sequentially to $37.9 million
Expects Second Quarter Net Revenue to Increase to $38 million to $40 million
CHICAGO, August 6, 2009—Diamond Management & Technology Consultants, Inc. (NASDAQ: DTPI), a premier global management and technology consulting firm, today announced results for its first quarter of fiscal year 2010 (ended June 30, 2009).
•	First quarter net revenue was $37.9 million, compared with $35.9 million in the fourth quarter of fiscal year 2009 and $38.8 million in the first quarter of fiscal year 2009.
•
First quarter diluted earnings from continuing operations was income of $0.03 per share, compared with a loss of $0.39 per share in the fourth quarter of fiscal year 2009 and income of $0.03 per share in the first quarter of fiscal year 2009. Excluding a non-cash charge related to the employee tender offer of $16.7 million ($10.5 million net of related $6.2 million tax benefit) (“Tender Offer”)(1), fourth quarter diluted earnings from continuing operations was income of $0.02 per share.

•	First quarter free cash flow was $3.6 million, compared with $4.4 million in the fourth quarter of fiscal year 2009 and negative $3.2 million in the first quarter of fiscal year 2009.
•	Second quarter net revenue is expected to increase and be in the range of $38 million to $40 million.
(1)	Information regarding the employee tender offer is available in the Schedule TO-I/A filed on March 10, 2009.

Diamond Reports First Quarter Fiscal 2010 Results
“We are pleased to start the new fiscal year with strong results. Net revenue and EPS were at the high-end of guidance, driven by strength in our financial services practice. Free cash flow of $3.6 million significantly exceeded expectations as a result of improved collections and diligent expense management,” said Adam Gutstein, President and CEO of Diamond.
“The demand environment has improved and our business is healthier. Client discussions today are less about strict cost reduction and quick return on investment and more about strategic initiatives. Our clients recognize that we have reached a new normalcy, and it is clear that competing more effectively relative to attracting and retaining customers is critical,” continued Gutstein. “The people of Diamond have particular expertise in helping companies realize value from their information, customer relationships, and by improving their business operations to improve their competitive positioning in this new environment.”
Financial Review
The following financial information includes both reported and adjusted financial metrics, which exclude the impact of the Tender Offer completed in the fourth quarter of fiscal year 2009. Management believes this presentation better reflects recurring operations of the Company.
The Company’s first quarter financial results are summarized as follows:
Financial Results ($ in millions except Earnings per Share)

	Q1 FY10	Q4 FY09	Q1 FY09
Net Revenue	$37.9	$35.9	$38.8
Income (Loss) from Continuing Operations before Income Tax (Pretax Income/Loss)	$1.9	$(16.4)	$(1.0)
Adjusted Income from Continuing Operations before Income Tax(1) (Pretax Income)	$1.9	$0.3	$(1.0)
Diluted Earnings (Loss) Per Share from Continuing Operations	$0.03	$(0.39)	$0.03
Adjusted Diluted Earnings Per Share from Continuing Operations(1)	$0.03	$0.02	$0.03
Free Cash Flow	$3.6	$4.4	$(3.2)

(1)	Excluding the fourth quarter non-cash charge related to the Tender Offer of $16.7 million ($10.5 million net of related $6.2 million tax benefit).
First Quarter 2010
Net revenue for the quarter ended June 30, 2009 was $37.9 million up 6%, or 5% on a constant currency basis, compared with $35.9 million in the fourth quarter of fiscal year 2009 and down 2%, or flat on a constant currency basis, compared with $38.8 million reported in the first quarter of the prior fiscal year.
Pretax income was $1.9 million in the first quarter compared with $0.3 million in the fourth quarter of fiscal year 2009 excluding the impact of the Tender Offer. Including the impact of the Tender Offer, the reported pretax loss was $16.4 million in the prior quarter. The pretax loss in the first quarter of fiscal year 2009 was $1.0 million.

Diamond Reports First Quarter Fiscal 2010 Results
Income from continuing operations after taxes was $0.8 million, or $0.03 per diluted share. This compares with $0.5 million, or $0.02 per diluted share, excluding the impact of the Tender Offer or $0.01 per diluted share, excluding both the impact of the Tender Offer and a one-time tax benefit of $0.3 million in the fourth quarter of fiscal year 2009. The reported loss from continuing operations after income taxes in the fourth quarter was $10.1 million, or $0.39 per diluted share. Income from continuing operations after taxes in the first quarter of 2009 was $0.7 million. Diluted weighted average shares outstanding was 27.4 million compared with 26.1 million in the fourth quarter of fiscal year 2009 and 27.3 million in the first quarter of fiscal year 2009.
The effective tax rate was 55% in the first quarter compared with an effective tax rate of 56% in the fourth quarter of fiscal year 2009, excluding the impact of the Tender Offer and the one-time tax benefit. The reported effective tax rate was 39% in the fourth quarter of fiscal year 2009.
Free cash flow (cash flow provided by operating activities less capital expenditures) in the first quarter of fiscal year 2010 was $3.6 million compared with $4.4 million in the fourth quarter and negative $3.2 million in the first quarter of fiscal year 2009. The Company ended the quarter with a cash and cash equivalents balance of $48.1 million.
Business Metrics
The Company’s business metrics are summarized as follows:
Business Metrics

	Q1 FY10	Q4 FY09	Q1 FY09
Total Clients	61	62	69
New Clients Added	10	17	24
Revenue Generated from New Clients	6%	9%	8%
Top 5 Clients	34%	34%	34%
Client-Serving Professionals (Quarter End)	441	465	469
Revenue per Professional (Annualized, $ in thousands)	$335	$306	$317
Voluntary Attrition (Annualized)	13%	5%	25%
Total Headcount (Quarter End)	551	577	582

Diamond Reports First Quarter Fiscal 2010 Results
Revenue by Industry

	Q1 FY10	Q4 FY09	Q1 FY09
Financial Services	33%	30%	28%
Insurance	24%	26%	22%
Healthcare	19%	19%	21%
Enterprise*	18%	21%	25%
Public Sector	6%	4%	4%

*	The enterprise vertical includes telecommunications, consumer packaged goods, travel and entertainment, retail and distribution, and manufacturing and logistics.
Business Outlook
Second Quarter 2010
The Company expects second quarter net revenue to increase and be in the range of $38 to $40 million, pretax income of $2.0 to $2.6 million and GAAP EPS to be in the range of $0.03 to $0.05 per diluted share. The Company expects its stock based compensation expense to be $1.3 million, tax expense to be in a range of $1.2 to $1.4 million and its weighted average share count to be approximately 27.5 million shares. Free cash flow is expected to be $4 million to $6 million.
Conference Call
Diamond will host a conference call today, August 6, 2009, at 8:00 am CT to discuss the results of the quarter. The dial-in number for the conference call is 800-763-1505 for North American callers and 212-231-2902 for international callers. The replay will be available until August 13, 2009 and can be accessed by calling 402-977-9140, then entering passcode number 21431811. The call will be broadcast live and archived on Diamond’s web site at www.diamondconsultants.com.
About Diamond
Diamond is a management and technology consulting firm. Recognizing that information and technology shape market dynamics, Diamond’s small teams of experts work across functional and organizational boundaries to improve growth and profitability. Since the greatest value in a strategy, and its highest risk, resides in its implementation, Diamond also provides proven execution capabilities. We deliver three critical elements to every project: fact-based objectivity, spirited collaboration, and sustainable results. Diamond is headquartered in Chicago, with offices in New York, Washington, D.C., Hartford, London and Mumbai. Diamond is publicly traded on the Nasdaq Global Select Market under the symbol “DTPI.” To learn more, visit www.diamondconsultants.com.

Diamond Reports First Quarter Fiscal 2010 Results
Forward-Looking Statements
Statements in this press release that do not involve strictly historical or factual matters are forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws. Forward-looking statements involve estimates, projections, assumptions, risks and uncertainties and speak only as of the date of this release based on information available to the Company as of the date of this release, and the Company assumes no obligation to update any forward-looking statements. Actual results may differ materially from the results projected in any forward-looking statement. For a discussion of some of the risks and uncertainties that could cause actual results to differ materially, please refer to the risks and uncertainties identified in our filings with the SEC.
Non-GAAP Financial Measures
This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management believes the non-GAAP measures are useful to investors, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), please see the section entitled “Unaudited Reconciliations of GAAP to Non-GAAP Financial Measures.”

Diamond Reports First Quarter Fiscal 2010 Results
DIAMOND MANAGEMENT & TECHNOLOGY CONSULTANTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	For the Three Months
	Ended June 30,
	2008	2009
	(Unaudited)	(Unaudited)
REVENUE:
Net revenue	$38,813	$37,892
Reimbursable expenses	4,752	7,080

Total revenue	43,565	44,972

PROJECT PERSONNEL EXPENSES:
Project personnel costs before reimbursable expenses	30,410	28,621
Reimbursable expenses	4,752	7,080

Total project personnel expenses	35,162	35,701

GROSS MARGIN	8,403	9,271

OTHER OPERATING EXPENSES:
Professional development and recruiting	2,277	706
Marketing and sales	642	541
Management and administrative support	6,687	6,103

Total other operating expenses	9,606	7,350

INCOME (LOSS) FROM OPERATIONS	(1,203)	1,921

OTHER INCOME (EXPENSE), NET	154	(19)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(1,049)	1,902

INCOME TAX EXPENSE (BENEFIT)	(1,769)	1,055

INCOME FROM CONTINUING OPERATIONS AFTER INCOME TAXES	720	847

DISCONTINUED OPERATIONS:
Income from discontinued operations, net of income taxes	—	85

NET INCOME	$720	$932

BASIC INCOME PER SHARE OF COMMON STOCK:
INCOME FROM CONTINUING OPERATIONS	$0.03	$0.03
INCOME FROM DISCONTINUED OPERATIONS	—	0.00

NET INCOME	$0.03	$0.03

DILUTED INCOME PER SHARE OF COMMON STOCK:
INCOME FROM CONTINUING OPERATIONS	$0.03	$0.03
INCOME FROM DISCONTINUED OPERATIONS	—	0.00

NET INCOME	$0.03	$0.03

SHARES USED IN COMPUTING BASIC INCOME PER SHARE	26,967	27,273

SHARES USED IN COMPUTING DILUTED INCOME PER SHARE	27,335	27,369
The following amounts of stock-based compensation expense (“SBC”) are included in each of the respective expense categories reported above:

	For the Three Months
	Ended June 30,
	2008	2009
	(Unaudited)	(Unaudited)
Project personnel costs before reimbursable expenses	$2,990	$842
Professional development and recruiting	26	12
Marketing and sales	78	90
Management and administrative support	616	373

Total SBC	$3,710	$1,317

Diamond Reports First Quarter Fiscal 2010 Results
DIAMOND MANAGEMENT & TECHNOLOGY CONSULTANTS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	June 30,
	2009	2009
		(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$46,112	$48,075
Accounts receivable, net of allowance of $566 and $612 as of March 31 and June 30, 2009, respectively	15,872	15,012
Deferred tax asset — current portion	6,747	1,262
Prepaid expenses and other current assets	2,802	2,979

Total current assets	71,533	67,328

Restricted cash	4,099	4,101
Computers, equipment, leasehold improvements and software, net	4,280	3,851
Deferred tax asset — long-term portion	7,757	6,403
Other assets	1,480	1,473

Total assets	$89,149	$83,156

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$4,595	$3,234
Income taxes payable — current portion	1,493	987
Accrued compensation	4,269	4,600
Accrued Benefit	2,481	3,118
Other accrued liabilities	3,623	3,594

Total current liabilities	16,461	15,533

Deferred rent — long term portion	1,593	1,846
Net tax indemnification obligation	368	309
Accrued income tax liabilities — long-term portion	687	687

Total liabilities	19,109	18,375
Commitments and contingencies

Stockholders’ equity:
Common stock, net, 27,202 and 27,361 shares issued and outstanding as of March 31 and June 30, 2009, respectively	516,937	512,241
Accumulated other comprehensive loss	(4,636)	(4,212)
Accumulated deficit	(442,261)	(443,248)

Total stockholders’ equity	70,040	64,781

Total liabilities and stockholders’ equity	$89,149	$83,156

Diamond Reports First Quarter Fiscal 2010 Results
DIAMOND MANAGEMENT & TECHNOLOGY CONSULTANTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (1)
(In thousands)

	For the Three Months
	Ended June 30,
	2008	2009
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$720	$932
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	451	489
Stock-based compensation	3,710	1,317
Deferred income taxes	(460)	6,839
Excess tax benefits from employee stock plans	(14)	(5)
Changes in assets and liabilities:
Accounts receivable	(539)	1,020
Prepaid expenses and other	(108)	(110)
Accounts payable	(1,148)	(904)
Accrued compensation	(4,648)	331
Restructuring accrual	(55)	—
Income taxes payable	(1,434)	(6,512)
Other assets and liabilities	768	677

Net cash provided by (used in) operating activities	(2,757)	4,074

Cash flows from investing activities:
Decrease (increase) in restricted cash	3,114	(2)
Capital expenditures, net	(486)	(480)

Net cash provided by (used in) investing activities	2,628	(482)

Cash flows from financing activities:
Stock option and employee stock purchase plan proceeds	566	397
Payment of employee withholding taxes from equity transactions	(801)	(106)
Common stock cash dividends	—	(1,921)
Excess tax benefits from employee stock plans	14	5
Purchase of treasury stock	(4,864)	(280)

Net cash used in financing activities	(5,085)	(1,905)

Effect of exchange rate changes on cash	66	276

Net decrease in cash and cash equivalents	(5,148)	1,963
Cash and cash equivalents at beginning of period	53,267	46,112

Cash and cash equivalents at end of period	$48,119	$48,075

Non-cash financing activities:
Treasury stock repurchase obligation	$531	$—

(1)
The Condensed Consolidated Statements of Cash Flows is prepared on a combined basis and the reported results include both continuing and discontinued operations for the three month period ended June 30, 2009.

Diamond Reports First Quarter Fiscal 2010 Results
DIAMOND MANAGEMENT & TECHNOLOGY CONSULTANTS, INC.
UNAUDITED RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands)
RECONCILIATION OF CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES TO FREE CASH FLOW (1):

	For the Three Months Ended
	June 30,	March 31,	June 30,
	2009	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)
Net cash provided by (used in) operating activities	$4,074	$4,723	$(2,757)
Capital expenditures	(480)	(348)	(486)

Free cash flow	$(3,594)	$4,375	$(3,243)

(1)
Free cash flow, defined as net cash provided by (used in) operating activities less capital expenditures, is a non-GAAP term. Management believes that by providing more visibility on free cash flow and reconciling to net cash provided by (used in) operating activities, the Company provides a consistent metric from which the quality of its business may be monitored. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.